                            JOINT FILING INFORMATION

Reporting Person:                   SOROS FUND MANAGEMENT LLC

Address:                            250 WEST 55TH STREET
                                    38TH FLOOR
                                    NEW YORK, NY 10019

Designated Filer:                   SOROS FUND MANAGEMENT LLC

Issuer and Symbol:                  EXA CORPORATION [ EXA ]

Date of Event
Requiring Statement:                9/11/2017

Signature:                          /s/ Regan O'Neill
                                    -----------------
                                    Regan O'Neill, as Assistant General Counsel

Reporting Person:                   GEORGE SOROS

Address:                            250 WEST 55TH STREET
                                    38TH FLOOR
                                    NEW YORK, NY 10019

Designated Filer:                   SOROS FUND MANAGEMENT LLC

Issuer and Symbol:                  EXA CORPORATION [ EXA ]

Date of Event
Requiring Statement:                9/11/2017

Signature:                          /s/ Regan O'Neill
                                    -----------------
                                    Regan O'Neill, as Attorney-in-Fact

Reporting Person:                   ROBERT SOROS

Address:                            250 WEST 55TH STREE
                                    38TH FLOOR
                                    NEW YORK, NY 10019

Designated Filer:                   SOROS FUND MANAGEMENT LLC

Issuer and Symbol:                  EXA CORPORATION [ EXA ]

Date of Event
Requiring Statement:                9/11/2017

Signature:                          /s/ Regan O'Neill
                                    -----------------
                                    Regan O'Neill, as Attorney-in-Fact